Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Battalion Oil Corporation (the “Company”) with respect to the information from our firm's reserves report dated February 27, 2026, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, as well as in the notes to the financial statements included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas

April 20, 2026